UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2007
CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)
408/514-2900
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(e) Amendment of Employment Agreement
     CEVA, Inc. (the “Company”) amended its employment agreement with Issachar Ohana, the Company’s Executive Vice President, Worldwide Sales, effective as of November 1, 2007. The amendment, among other things, (i) revised the payment arrangement for certain amounts and benefits to which Mr. Ohana may be entitled under his existing employment agreement in consideration of Section 409A of the Internal Revenue Code of 1986, as amended, and (ii) increased Mr. Ohana’s base salary to $248,000 per annum, effective as of November 1, 2007, in lieu of the relocation payment he is otherwise entitled to under his existing employment agreement.
     The foregoing description of Mr. Ohana’s amendment to his employment agreement is qualified in its entirety by reference to the complete text of the amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
          99.1 Amendment, effective as of November 1, 2007, to the Employment Agreement by and between Issachar Ohana and CEVA, Inc., dated November 1, 2002 and as amended on July 22, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.
Date: November 7, 2007	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer